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                                   EXHIBIT 24

                                POWER OF ATTORNEY
                                -----------------

         Each director and/or officer of NetMed, Inc. (the "Corporation") whose signature appears below hereby appoints S. Trevor Ferger and William J. Kelly, Jr. as the undersigned's attorneys or any of them individually as the undersigned's attorney, to sign, in the undersigned's name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission (the "Commission"), the Corporation's Annual Report on Form 10-KSB (the "Form 10-KSB") for the fiscal year ended December 31, 1999, and likewise to sign and file with the Commission any and all amendments to the Form 10-KSB, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Form 10-KSB and any amendments thereto granting to each such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or the undersigned's substitute may do by virtue hereof.

         IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of March, 2000


SIGNATURE                                   TITLE

/s/ S. Trevor Ferger                        President, Director
--------------------
S. Trevor Ferger

/s/ Kenneth B. Leachman                     Vice President-Finance,
-----------------------                     Treasurer
Kenneth B. Leachman

/s/ James F. Zid                            Chairman of the Board of Directors
----------------
James F. Zid

/s/ Michael S. Blue                         Director
-------------------
Michael S. Blue

/s/ Robert S. Massey                        Director
--------------------
Robert J. Massey

/s/ Susan M. O'Toole                        Director
--------------------
Susan M. O'Toole

/s/ Cecil J. Petitti                        Director
--------------------
Cecil J. Petitti